Exhibit 99.1

52 Corporate Circle

Albany, NY 12203

Tel: (518) 862-6000

www.iwocorp.com

IWO Holdings Contact:	Investor Contact:

David Duncan, Director of Finance	Jody Burfening / Chris Witty
IWO Holdings, Inc.	Lippert/Heilshorn & Associates, Inc.
(518) 862-6061	(212) 838-3777
Investor_Relations@iwocorp.com

FOR IMMEDIATE RELEASE

IWO HOLDINGS, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER 2005

Albany, NY, August 10, 2005 – IWO Holdings, Inc. (IWHD.PK), a provider of Sprint affiliate service in the Northeast United States, today reported financial results for the second quarter 2005.

Highlights for the second quarter 2005:

•	Total revenue rose to $51.6 million from $46.5 million in Q2 04.

•	Adjusted EBITDA increased to $9.3 million from $6.6 million in Q2 04.

•	Ended the Chat Pak prepaid program and converted 30% to post-pay plans year-to-date.

•	Including effects from Chat Pak, total net adds were (5,485) and post-pay net adds were 7,763. Excluding Chat Pak migrations, post-pay net adds were 4,870 versus 3,743 in Q2 04.

•	Ending subscribers increased to 237,172 from 226,037 in Q2 04.

“IWO posted strong growth in revenue and EBITDA this quarter and continues ahead of plan for the year” Bret Cloward, president and chief executive officer, commented. “We remained focused on driving value in our business while completing the transition to an independent company. We accomplished this on schedule with the finalization of the US Unwired management transition agreement on June 9, 2005. We achieved positive post-pay customer growth offset by negative net subscribers from the discontinuation of the Chat Pak prepaid program. We now believe the Company, having completed the transition to an independent entity with new resources, staff and systems is well positioned to continue value growth by acquiring and retaining quality customers, improving ARPU, enhancing network performance and reducing churn.”

In February 2005, the U.S. Bankruptcy Court of Delaware confirmed a pre-packaged plan of reorganization for IWO Holdings, Inc. and its subsidiaries (IWO or the Company). Upon emerging from bankruptcy, IWO applied fresh-start accounting effective as of the date of the reorganization. As a result, the reported historical financial statements of IWO for the periods prior to the reorganization are not directly comparable to those after the reorganization. Financial results of the Company before reorganization represent the “Predecessor Company” while post-reorganization financial results represent the “Successor Company.”

Conference Call

IWO will host a conference call at 9:00 a.m. Eastern time on Thursday, August 11, 2005. During the call, Bret Cloward, president and chief executive officer, and Richard Harris, vice president and chief financial officer, will discuss the quarterly performance and financial results. The telephone number for the conference call is 866-800-8651, passcode 48579106. Investors may also listen to the conference call by going to IWO’s web site www.iwocorp.com and selecting the conference link on the Investor Information page.

Investors will be able to access an encore recording of the conference call for one week by calling 888-286-8010, passcode 80891983. The encore recording will be available approximately two hours after the conference call has concluded. Investors can also access a recording of this call on the IWO web site, where a replay of the web cast will be available for 90 days.

About IWO Holdings, Inc.

IWO Holdings, Inc. through its Independent Wireless One Corporation subsidiary is a PCS affiliate of Sprint with exclusive rights to provide digital wireless mobile communication services throughout its affiliated markets under the Sprint PCS brand name. Dedicated to providing the wireless services and products that connect our customers to their world, Independent Wireless One serves a contiguous territory with a population of 6.2 million people that extends in New York from suburban New York City to the Canadian border, and from Syracuse east to include substantially all of Vermont and New Hampshire and portions of western Massachusetts and northeastern Pennsylvania. For more information, visit the Independent Wireless One web site at http://www.iwocorp.com.

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27.0 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

Definitions of Non-GAAP Financial Terms and Operating Metrics

The Company makes use of earnings before interest, taxes, depreciation and amortization (EBITDA) as a financial measure because the Company believes it is a useful performance indicator. The Company also uses the term Adjusted EBITDA to reflect EBITDA excluding restructuring expenses and other items resulting from fresh start accounting. Neither EBITDA nor Adjusted EBITDA are recognized terms under generally accepted accounting principals (GAAP) and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. A reconciliation of EBITDA and Adjusted EBITDA to net income/ (loss) appears at the end of this release.

In addition, the wireless telecommunications industry uses terms such as subscriber additions, average revenue per user, churn, cash cost per user and cost per gross addition as performance measurements or metrics. These measures, as defined below, are not measures of financial performance under GAAP. When IWO uses these terms, they may not be comparable to similar terms used by other wireless telecommunications companies.

Subscribers

We refer to our customers as “subscribers.” Gross additions refer to the total number of new subscribers added during the period. Net subscribers refer to the total number of new subscriber additions during the period reduced by any subscribers that have cancelled or terminated their service with us during this same period.

Churn

Churn is the monthly rate of customer turnover expressed as a percentage of our overall average customers for the reporting period. Customer turnover includes both customers that elected voluntarily to discontinue using our service and customers that were involuntarily terminated from using our service because of non-payment. Churn is calculated by dividing the sum of (i) the number of customers that discontinue service; (ii) less those customers discontinuing their service within 30 days of their original activation date; and (iii) adding back those customers that reactivate their service, by our overall average customers for the reporting period; and, (iv) dividing the result by the number of months in the period. Postpay churn excludes activity of subscribers on prepaid plans.

Subscriber and Roaming Revenue

Subscriber revenue consists primarily of a basic service plan (where the customer purchases a pre-allotted number of minutes for voice and/or data transmission); airtime (which consists of billings for minutes that either exceed or are not covered by the basic service plan); long distance; data services; and charges associated with travel outside our service area.

Roaming revenue consists primarily of Sprint travel revenue and foreign roaming revenue. Sprint travel revenue is generated on a per minute basis when a Sprint wireless subscriber or another affiliate-managed customer outside of our markets uses our service when traveling through our markets. Sprint travel expense is generated on a per minute basis when our subscribers travel outside our market area and use the Sprint/affiliate wireless network. Historically, our Sprint travel revenue has exceeded our Sprint travel expense. Foreign roaming revenue is generated when a non-Sprint wireless customer uses our service when traveling through our markets. We recognize reseller usage, as defined in “Reseller Subscribers,” as foreign roaming.

Average Revenue per User

Average revenue per user (ARPU) is the average monthly service revenue per subscriber and is calculated by dividing total subscriber revenue for the period by the average number of subscribers during the period. We present ARPU excluding and including roaming revenue.

Cash Cost per User

Cash Cost per User (CCPU) is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, including handset subsidies on equipment sold to existing subscribers, and general and administrative expenses, but excluding restructuring expenses and other items resulting from fresh start accounting. We present CCPU both including and excluding roaming expenses. These roaming charges are paid to Sprint PCS, Sprint PCS affiliates and other carriers when our subscribers use their networks.

Cost per Gross Addition

Cost per gross addition (CPGA) summarizes the average cost to acquire new customers during the reporting period. CPGA is computed by adding sales and marketing expenses and merchandise cost of sales and reducing the amount by the revenue from merchandise sales. The net amount is divided by the total of subscriber gross additions for the period.

Reseller Subscribers

We participate in a reseller program in our service area through Sprint PCS as part of the partnership with Sprint PCS. The agreement allows various resellers to sell wireless services (pre and post pay) and pay us for use (usage) of our network on a per minute basis.

Resident Population/ Service Area

Our service area comprises a population (Licensed POPs) of approximately 6.2 million residents. When we use the term “Covered POPs”, we refer to that portion of residents in our service area that have service available as a result of our network build out. The number of people in our service area does not represent the number of Sprint PCS subscribers that we expect to have in our service area.

Safe Harbor

This press release contains “forward-looking statements.” Forward-looking statements are based on management’s current expectations and assumptions regarding the company’s business, the economy and other events and factors, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company cautions that one should not rely on any of these forward-looking statements as guarantees or assurances of future performances. Actual results may differ materially from those contemplated by the forward-looking statements due to regional, national or global political, economic, business, competitive, market, regulatory and other various factors. These and other important factors are described in more detail in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s SEC filings and public announcements. The company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

Attached: Period ended financial information, operating metrics, and EBITDA reconciliation

In accordance with GAAP, the reported historical financial statements of the Predecessor

Company cannot be added to those of the Successor Company. However, for analysis purposes, the Company has provided operating statistics and reconciliations of non-GAAP measures for the six-month period ended June 30, 2005 as though IWO had been a standalone company from January 1, 2005. Additional information and a reconciliation of the period results can be found in the Company’s June 30, 2005 Form 10-Q which will be filed with the Securities and Exchange Commission.

IWO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Subscriber	$36,493	$35,147	$72,107	$68,118
Roaming	12,512	9,117	22,811	17,714
Merchandise sales	2,234	2,169	4,181	4,454
Other revenue	384	91	455	175

Total revenue	51,623	46,524	99,554	90,461
Expense:
Cost of service	27,112	24,910	53,153	47,600
Merchandise cost of sales	3,041	4,782	6,338	8,924
General and administrative	3,287	3,949	6,223	6,902
Gain on reorganization	—	—	(113,966)	—
Sales and marketing	8,917	7,694	16,947	15,242
Depreciation and amortization	13,006	6,909	23,921	20,906

Total expense	55,363	48,244	(7,384)	99,574
Operating income (loss)	(3,740)	(1,720)	106,938	(9,113)
Other income (expense):
Interest expense, net	(5,178)	(7,255)	(11,761)	(18,662)
Interest income	204	118	739	210
Gain on extinguishment of debt	—	—	76,942	—
Loss on sale of assets	—	—	—	(25)

Total other expense	(4,974)	(7,137)	65,920	(18,477)

Net income (loss)	$(8,714)	$(8,857)	$172,858	$(27,590)

IWO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands)

	June 30, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$28,748	$33,840
Subscriber receivables, net	13,768	11,381
Inventory	1,511	1,386
Prepaid expenses & other assets	6,711	7,801

Total current assets	50,738	54,408

Property and equipment, net	116,717	150,796
Goodwill	27,467	—
Intangible assets, net	123,378	17,331
Other assets	12,309	13,643

Total assets	$330,609	$236,178

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$7,028	$24,277
Accrued expenses	17,891	40,333
Payable to related party	—	471
Current maturities - L/T obligations	—	355,275

Total current liabilities	24,919	420,356

Long-term obligations, net of current maturities	237,000	—
Other	861	5,851

Stockholders’ Equity (Deficit):
Common stock	50	1
Additional paid in capital	84,950	446,449
Retained deficit	(17,171)	(636,479)

Total stockholders’ equity (deficit)	67,829	(190,029)

Total liabilities and stockholders’ equity (deficit)	$330,609	$236,178

IWO HOLDINGS INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2005		2004	2005		2004
Subscribers
Gross Additions	25,506		24,493	52,961		51,767
Net Additions	(5,485	)(1)	5,963	(239	)(1)	11,026
Total Customers	237,172		226,037	237,172		226,037

Reseller Subscribers	104,912		65,229	104,912		65,229

Churn - All Services	4.3%		2.5%	3.5%		2.8%
Churn - Postpay	2.3%		2.4%	2.4%		2.8%

Cost Per Gross Addition	$381		$421	$361		$381

Average Revenue Per User, Monthly
Including Roaming	$67.38		$66.15	$65.64		$64.87
Without Roaming	$50.17		$52.52	$49.86		$51.48

Cash Cost Per User, Monthly
Including Roaming	$41.80		$41.03	$41.06		$39.48
Without Roaming	$28.43		$31.56	$28.83		$30.08

Licensed Pops (Millions)	6.2		6.3	6.2		6.3
Covered Pops (Millions)	4.8		4.8	4.8		4.8
Cell Sites	730		697	730		697

Average Monthly Minutes of Use Per Subscriber (2)
Home	642		586	613		542
Roaming	181		170	177		167

System Minutes of Use (Millions) (2)
Subscriber	467		392	887		717
Roaming	181		154	352		295

(1)	Reflects the elimination of the Chat-Pak prepaid program.
(2)	2004 has been updated based on a revised analysis of actual minutes.

IWO HOLDINGS INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
EBITDA

Net loss	$(8,714)	$(8,857)	$172,858	$(27,590)
Net interest expense	5,178	7,255	11,761	18,662
Interest income	(204)	(118)	(739)	(210)
Depreciation and amortization	13,006	6,909	23,921	20,906
Loss on sale of assets	—	—	—	25

EBITDA	9,266	5,189	207,801	11,793
Gain on extinguishment of debt	—	—	(76,942)	—
Gain on reorganization	—	—	(113,966)	—
Reorganization expense	—	1,404	—	2,261

Adjusted EBITDA	$9,266	$6,593	$16,893	$14,054

ARPU
Subscriber Revenue	$36,493	$35,147	$72,107	$68,118
Roaming Revenue	12,512	9,117	22,811	17,714

Total service revenue	$49,005	$44,264	$94,918	$85,832

Average Subscribers	242,442	223,056	241,014	220,524
Average revenue per user including roaming, monthly	$67.38	$66.15	$65.64	$64.87
Average revenue per user without roaming, monthly	$50.17	$52.52	$49.86	$51.48

CCPU
Cost of service and roaming	$27,112	$24,910	$53,153	$47,600
plus: General and administrative expenses	3,287	3,949	6,223	6,902
less: Restructuring costs	—	(1,404)	—	(2,261)

Total cash costs including roaming	30,399	27,455	59,376	52,241
less: Roaming expense	(9,719)	(6,337)	(17,687)	(12,436)

Total cash costs without roaming	$20,680	$21,118	$41,689	$39,805

Average subscribers	242,442	223,056	241,014	220,524
Cash cost per user, monthly	$41.80	$41.03	$41.06	$39.48
Cash cost per user without roaming, monthly	$28.43	$31.56	$28.83	$30.08

CPGA
Sales and marketing	$8,917	$7,694	$16,947	$15,242
less: Equipment revenue, net of upgrade revenue	(2,234)	(2,169)	(4,181)	(4,454)
plus: Cost of equipment, net of cost of upgrades	3,041	4,782	6,338	8,924

Total costs of acquisition	$9,724	$10,307	$19,104	$19,712

Gross adds	25,506	24,493	52,961	51,767
Cost per gross add	$381	$421	$361	$381